PRICING SUPPLEMENT                                           File No. 333-132911
------------------                                                Rule 424(b)(3)
(To MTN prospectus supplement,
general prospectus supplement
and prospectus, each dated March 31, 2006)
Pricing Supplement Number: 2575




                            Merrill Lynch & Co., Inc.

                           Medium-Term Notes, Series C
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:           $30,000,000

Issue Price:                100.000%

CUSIP Number:               59018YYF2

Interest Rate:              5.7825% per annum

Original Issue Date:        August 29, 2006

Stated Maturity Date:       August 20, 2016

Interest Payment Dates:     February 20th and August 20th of each year,
                            commencing on February 20th, 2007 subject to the following Business Day convention.

Repayment at the Option
of the Holder:              The Notes cannot be repaid prior to the Stated
                            Maturity Date.

Redemption at the Option
of the Company:             The Notes cannot be redeemed prior to the Stated
                            Maturity Date.


Form: The Notes will be issued in fully registered book-entry form.

Trustee:                    JPMorgan Chase Bank, N.A.

Underwriting Discount:      0.000%

Dated:                      August 15, 2006